                                  Exhibit XIX

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                                CREDIT AGREEMENT

                                     between

                       PRIME FINANCING LIMITED PARTNERSHIP

                                       and

                       PRUDENTIAL SECURITIES INCORPORATED

                                   Dated as of
                               September 29, 1999

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================================================================================


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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE 1.  DEFINITIONS                                                      1
      Section 1.1.  Certain Defined Terms                                    1
      Section 1.2.  Accounting and Banking Terms                            13
      Section 1.3.  Discretion                                              13
ARTICLE 2.  THE LOAN                                                        13
      Section 2.1.  The Loan                                                13
      Section 2.2.  The Loan; Procedure for Borrowing                       13
      Section 2.3.  Rate of Interest; Calculation of Interest               14
      Section 2.4.  Mandatory Prepayments                                   15
      Section 2.5.  Optional Prepayments                                    16
      Section 2.6.  Payments                                                16
      Section 2.7.  Use of Loan Proceeds                                    16
      Section 2.8.  Fees                                                    16
      Section 2.9.  Increased Costs                                         16
ARTICLE 3.  REPRESENTATIONS AND WARRANTIES                                  17
      Section 3.1.  Organization and Powers                                 17
      Section 3.2.  Power and Authorization                                 18
      Section 3.3.  Permits; Compliance with Laws                           18
      Section 3.4.  No Legal Bar                                            19
      Section 3.5.  Litigation                                              19
      Section 3.6.  Solvency                                                19
      Section 3.7.  The Collateral                                          19
      Section 3.8.  Capitalization and Corporate Structure                  20
      Section 3.9.  No Default                                              20
      Section 3.10. Taxes                                                   20
      Section 3.11. Financial Statements and Condition                      20
      Section 3.12. ERISA; Labor Relations                                  22
      Section 3.13. Correct Information                                     22
      Section 3.14. Investment Company Act                                  22
      Section 3.15. Margin Regulations                                      22
      Section 3.16. Other Debt                                              23
      Section 3.17. Year 2000 Issues                                        23
ARTICLE 4.  CONDITIONS PRECEDENT                                            24
      Section 4.1.  Conditions Precedent to Effectiveness; Funding          24
ARTICLE 5.  AFFIRMATIVE COVENANTS                                           26
      Section 5.1.  Maintenance of Existence and Properties                 26
      Section 5.2.  [RESERVED].                                             26
      Section 5.3.  Punctual Payment                                        26
      Section 5.4.  Payment of Liabilities                                  26

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      Section 5.5.  Compliance with Laws                                    26
      Section 5.6.  Payment of Taxes, Etc.                                  27
      Section 5.7.  Financial Statements and Other Information              27
      Section 5.8.  Accounts and Reports                                    29
      Section 5.9.  Inspection; Audit                                       29
      Section 5.10. UCC Filings                                             29
      Section 5.11. Registration Rights/Shelf Registration                  30
      Section 5.12. Year 2000 Issues                                        30
ARTICLE 6.  NEGATIVE COVENANTS                                              30
      Section 6.1.  Indebtedness                                            30
      Section 6.2.  Liens                                                   30
      Section 6.3.  Fundamental Changes                                     30
      Section 6.4.  Dispositions of Assets                                  30
      Section 6.5.  Dividends and Redemptions                               31
      Section 6.6.  Certain Other Transactions                              31
      Section 6.7.  Transactions with Affiliates and Certain Other Persons  31
      Section 6.8.  Fiscal Year                                             31
      Section 6.9.  ERISA                                                   31
      Section 6.10. Regulations T, U and X                                  32
      Section 6.11. Borrower Partnership Agreement                          32
      Section 6.12. Other Financing Documents                               32
ARTICLE 7.  FINANCIAL COVENANT                                              32
ARTICLE 8.  EVENTS OF DEFAULT                                               32
      Section 8.1.  Events of Default                                       32
      Section 8.2.  Remedies Upon an Event of Default                       36
ARTICLE 9.  MISCELLANEOUS                                                   36
      Section 9.1.  Notices                                                 36
      Section 9.2.  Survival of this Agreement                              38
      Section 9.3.  Indemnity                                               38
      Section 9.4.  Costs, Expenses and Taxes                               39
      Section 9.5.  Further Assurances                                      40
      Section 9.6.  Amendment and Waiver                                    41
      Section 9.7.  Remedies Cumulative                                     41
      Section 9.8.  Marshaling, Recourse to Security: Payments Set Aside    42
      Section 9.9.  Setoff                                                  42
      Section 9.10. Binding Effect                                          42
      Section 9.11. Applicable Law                                          43
      Section 9.12. Consent to Jurisdiction and Service of Process; Waiver
                       of Jury Trial                                        43
      Section 9.13. Inconsistencies                                         43
      Section 9.14. Performance of Obligations                              43
      Section 9.15. Assignment; Participation                               43
      Section 9.16. Confidentiality                                         44


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      Section 9.17. Construction                                            44
      Section 9.18. Entire Agreement; Binding Effect                        44
      Section 9.19. Severability                                            44
      Section 9.20. Headings                                                45
      Section 9.21. Execution of Counterparts                               45
      Section 9.22. Limitation of Liability                                 45


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EXHIBITS:
---------

Exhibit A         Form of Note
Exhibit B         Form of Notice of Borrowing
Exhibit C         Form of Pledge Agreement
Exhibit D         Form of Notice of Optional Prepayment
Exhibit E         Form of Opinion of Borrower's Counsel
Exhibit F         Form of Guaranty
Exhibit G         Form of Request of Extension
Exhibit H         Form of Notice of Extension

SCHEDULES:
----------

Schedule 1.01     Marketable Securities
Schedule 3.02     Consents
Schedule 3.08     Capitalization
Schedule 3.16     Other Debt
Schedule 8.01(q)  Minimum Liquidity Calculation

                                CREDIT AGREEMENT

      This CREDIT AGREEMENT dated as of September 29, 1999 (this "Agreement") between Prime Financing Limited Partnership, an Illinois limited partnership (the "Borrower") and Prudential Securities Incorporated, a Delaware corporation (the "Lender").

                              W I T N E S S E T H:

            WHEREAS, the Borrower has requested that the Lender extend certain financial accommodations of up to the amount of the Commitment (as defined below) to the Borrower in connection with the refinancing of the Existing Agreement; and

            WHEREAS, the Lender is willing to extend the financial accommodations contemplated hereby to the Borrower on the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

            Section 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Affiliate" means any (i) officer, director, shareholder, member or partner of the Borrower, (ii) Person that directly or indirectly controls, is controlled by, or is under common control with the Borrower and (iii) Person in which 10% or more of the ownership interest of such Person is owned by a shareholder, member or partner of the Borrower. For purposes of this definition, "control" of a person means the possession, directly or indirectly, of the power to direct or cause the direction of its management and policies, whether through the ownership of voting capital stock, by contract or otherwise, and the terms "controlled" and "common control" shall have correlative meanings. In no event shall the Lender be deemed to be an Affiliate of the Borrower.

            "Agreement" and "Credit Agreement" means this Credit Agreement, as the same from time to time may be amended, modified, supplemented, extended or restated.

            "Applicable Margin" means one hundred seventy-five (175) basis points.

            "Assigned Agreements" means the Prime Partnership Agreement and the Registration Rights Agreement.

            "Authorized Officer" shall mean (i) with respect to any Person that is a corporation or limited liability company, the president, any vice president, the treasurer or the chief financial officer of such Person, (ii) with respect to any Person that is a partnership, an Authorized Officer of a general partner of such Person or (iii) with respect to any Person, such other representative of such Person that is approved by Lender in writing. No Person shall be deemed to be an Authorized Officer unless named on a certificate of incumbency of such Person delivered to the Lender on the Closing Date.

            "Authorized Person" means such individuals designated in writing by the Borrower as being authorized by the Borrower to provide the Lender with any and all notices required to be made hereunder by the Borrower, which authorizations shall remain in full force and effect, and may be conclusively relied on by the Lender in all circumstances, until the Lender actually receives a written notice from the Borrower stating otherwise.

            "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time, and any successor statute.

            "Borrower" shall have the meaning set forth in the preamble hereto, and includes its successors and assigns.

            "Borrower Partnership Agreement" means the Agreement of Limited Partnership of Prime Financing Limited Partnership dated December 15, 1995 among PFI, as the general partner, PGI, PGII LP, PGIII LP and PGLP, as the limited partners, as it may from time to time be amended, modified or supplemented.

            "Borrower Percentage Interest" shall have the meaning set forth for the term "Percentage Interest" in the Borrower Partnership Agreement.

            "Borrowing Date" means, with respect to the Loan, the Business Day on which the Lender makes the Loan pursuant to a Notice of Borrowing given pursuant to Section 2.02(b)(i) hereof.

            "Business Day" means any day on which dealings in currencies and between banks may be carried on in New York, New York, other than a Saturday or Sunday or any other day on which banks in New York, New York are authorized or required by law to close.

            "Cash Equivalents" means cash and (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) U.S. dollar denominated time and demand deposits and certificates of deposit of (A) any lender, (B) any domestic commercial bank having capital and surplus in excess of $500,000,000 or
(C) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent


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thereof, each case with maturities of not more than 270 days from the date of acquisition, and (iv) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, that are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses
(i) and (ii).

            "Change of Control" means (i) PGI, together with PII, PGLP, PGII LP, PGIII LP, PGLP, Inc. and PFI shall, collectively, cease to beneficially own, directly or indirectly, 100% of the Borrower and (ii) Michael W. Reschke ceases to beneficially own, directly or indirectly, less than the percentage of equity in each of PGI, PII, PGLP, PGII LP, PGIII LP, PGLP, Inc. and PFI that he currently owns as of the date hereof.

            "Closing Date" means September 29, 1999, the date on which the Loan Documents are executed and delivered and all conditions precedent set forth in
Article 4 have been satisfied. The closing will take place at such place as the Lender may determine.

            "Collateral" means all property and interest in property in or against which the owner thereof shall have granted, or purported to have granted, a security interest or Lien in favor of the Lender under the Loan Documents as security for the Obligations of the Borrower to the Lender, including without limitation the Pledged Shares.

            "Collateral Documents" means the Pledge Agreement and the UCC financing statements delivered in connection therewith.

            "Collateral Stock" means the REIT Stock and any Pledged Marketable Equity Securities delivered pursuant to Section 2.04 hereof.

            "Collateral Stock Value" means, at any date with respect to the Pledged Shares, the product of (i) the per share price of the Collateral Stock at the close of trading on a trading exchange or stock market for such REIT Stock on the immediately preceding Business Day, as reported by such exchange or stock market, and (ii) the number of shares of Pledged Shares then held by or pledged to the Lender. If the REIT Stock is not then traded on an exchange or stock market or if such closing price is not available in The Wall Street Journal, Eastern Edition, the Collateral Stock Value shall be the average per share price of the Collateral Stock quoted to the Lender by three (3) (or any lesser number if three (3) are not available) national brokerage firms selected by the Lender in its sole and absolute discretion (including without limitation the Lender). If no such quotes are available, such Collateral Stock Value shall be determined by the Lender in its sole and absolute discretion.

            "Commitment" means $14,587,125.


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            "Consents" shall mean, collectively, each of the Consents to
Assignment from (i) the REIT, (ii) Prime and (iii) each of the Prime Financing Partners dated as of the Closing Date.

            "Credit Party" means the Borrower and the Guarantors.

            "Default" means any event which is, or with the lapse of time or giving of notice, or both, would be, an Event of Default.

            "Dividends Coverage Ratio" means, at any date of determination thereof, the ratio of (i) distributions (other than extraordinary, liquidating or partially liquidating distributions) paid per LP Unit during the fiscal quarter ending on or most recently ended prior to such date of determination, multiplied by four, then multiplied by the number of LP Units to (ii) the current quarterly interest payment (calculated based upon the then outstanding principal amount of the Loan and the rate of interest projected to be applicable hereunder for the next quarter following such date of determination, based upon the rate of interest in effect on the Loan on the last day of the calendar month most recently ended prior to such date of determination) multiplied by 4.

            "Dollars" and "$" means lawful money of the United States of America. Any reference in this Agreement to payment in "Dollars" or "$" means payment in Dollar funds immediately available for use by the Lender in New York, New York.

            "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials, laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials and laws relating to the management or use of natural resources.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

            "ERISA Affiliate" means each Person (as defined in Section 3(9) of ERISA) that is a member of any "controlled group" (as defined in Section 4001(14) of ERISA) that includes the Borrower.

            "ERISA Termination Event" means (i) any Reportable Event, (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Plan during a Plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or to treat any Plan amendment as a termination under Section 4041 of ERISA,
(iv) any Plan amendment or the occurrence of any event that constitutes a "partial termination" (within the meaning of Section 411(d)(3) of the IRC) with respect to any Plan, (v) the institution of proceedings to terminate a Plan or the appointment of a trustee by the PBGC


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

pursuant to Section 4044 of ERISA or (vi) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

            "Event of Default" means any event specified as such in Section
8.01 hereof.

            "Existing Agreement" means the Credit Agreement dated as of June 14, 1996, as amended, between the Borrower and CS First Boston Mortgage Capital Corp.

            "Expiration Date" means September 29, 2000; provided, that the Borrower may, by notice to the Lender (a "Request of Extension"), in the form of Exhibit G hereto, not less than seven (7) prior to the last day of a Notice Period, request that the Lender extend the Expiration Date by an additional ninety (90) days; provided, further, that the Borrower may, in accordance with the previous clause, request that the Lender extend each successive Expiration Date by an additional ninety (90) days; provided, however, that any determination to extend the Expiration Date shall be determined in the sole absolute discretion of the Lender and which shall be conditioned by the delivery by the Lender to the Borrower of a notice (a "Notice of Extension") in the form of Exhibit H hereto.

            "Fiscal Quarter" means each of the four periods of three months of each year, ending on the last day of each February, May, August and November, which in the aggregate constitute a Fiscal Year.

            "Fiscal Year" means the fiscal year ending on December 31.

            "GAAP" means generally accepted accounting principles (i) in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of the Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination, and (ii) which are consistently applied in form and substance.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantors" means, collectively, PGI, PGLP, PGII LP, PGIII LP, PGLP, Inc. and PII and each other guarantor of the Obligations.

            "Guaranty" means the Guaranty made by the Guarantors dated as of the Closing Date in favor of the Lender, in the form of Exhibit F hereto, as it may from time to time be amended, modified or supplemented.


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

            "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss.300.5, or defined as such by, or regulated as such under, any Environmental Law.

            "Indebtedness" means (without duplication), with respect to any Person, all obligations, contingent and otherwise, which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person as at any date at which the amount thereof is to be determined, but in all events including the Note, all other amounts due under the Loan Documents, any contingent obligations arising due to all guarantees, endorsements (other than endorsements for collection or deposits in the ordinary course of business), all obligations in respect of any swap, cap, floor, collar or other similar transaction and all other contingent obligations whether or not in respect of any Indebtedness of others, deferred taxes and accrued obligations, all liabilities secured by any mortgage, pledge or lien existing on property owned or acquired subject to such mortgage, pledge or lien, whether or not the liability secured thereby shall have been assumed, and all lease obligations.

            "Interest Period" shall mean the period from the date of this Agreement to but excluding the 30th day thereafter, and thereafter each successive 30-day period. If any Interest Period would begin or end on a date which is not a Business Day, such Interest Period shall begin or end, as the case may be, on the next succeeding Business Day and any Interest Period that would extend beyond the Expiration Date shall end on the Expiration Date. Lender may, in its discretion, select Interest Periods of one day for any day on or after the Note shall have become due and payable in accordance with the terms hereof.

            "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

            "Investment" in any Person means (i) the direct or indirect acquisition (whether for cash, property, service, assumption of Indebtedness, securities or otherwise) of assets, shares of capital stock, bonds, notes, debentures, partnership, joint venture or other ownership interest, beneficial interests or other securities of such other Person or (ii) any deposit with, or advance, loan (direct or indirect) or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (iii) any other special capital contribution to or investment in such Person, including, without limitation, any guaranty obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person. Investment does not include any of the foregoing that are taken or made by a Person who is not a Credit Party or Subsidiary even if such action or event would otherwise constitute an Investment.

            "knowledge" means, with respect to any Person, what such Person knows or should have known, in each case, after due inquiry.

            "Lender" shall have the meaning set forth in the preamble of this Agreement, and its successors, participants and assigns (including any Person who becomes a holder of the Note).

            "Lender's Office" means the Lender's principal office at One Seaport Plaza, New York, New York 10292.

            "LIBOR Rate" with respect to each Interest Period, shall mean for any day, as determined by Lender, the interest rate per annum offered for deposits in Dollars for the Interest Period in the London interbank market for a period equal to the Interest Period which appears on Telerate Page 3750 or such other page as may replace Telerate Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying such rate (collectively, "Telerate Page 3750") as of 11:00 A.M. London time on the second Business Day prior to any such date. If the Interest Period is of a duration falling between the Interest Periods for which such rates appear on Telerate Page 3750, the LIBOR Rate shall be the rate determined by interpolation between the rates for the next shorter and the next longer Interest Periods for which such rate appears on Telerate Page 3750, as determined by Lender, whose determination shall be conclusive in the absence of manifest error. In the event that (i) more than one such LIBOR Rate is provided, the average of such rates shall apply or (ii) no such LIBOR Rate is published, then the LIBOR Rate shall be determined from such comparable financial reporting company as Lender, in its discretion, shall determine; provided, that, if, on or prior to the determination of the LIBOR Rate, the Lender determines, which determination shall be conclusive, that the relevant LIBOR Rate to be applied is likely to result in an increase of cost to the Lender of maintaining the Loan or to reduce any amount received or receivable by the Lender hereunder, then the LIBOR Rate shall be determined at the Lender's good faith sole discretion.

            "Lien" means, with respect to any Person, (i) any lien (including, without limitation, any statutory lien), mortgage, hypothecation, privilege, security interest, pledge, encumbrance, charge (general or special, floating or fixed) or conditional sale or other title retention arrangement (including, without limitation, the rights of a lessor under a capital lease to the property leased thereunder) or other security interest of any kind upon any property or assets of any character of such Person, whether now owned or hereafter acquired by such Person, or upon the income or profits therefrom, (ii) the transfer, pledge or assignment by such Person of any of its property or assets for the purpose of subjecting the same to the payment of any indebtedness of such Person or others in priority to the payment by such Person of its general creditors,
(iii) any sale, assignment, pledge or other transfer by such Person of its accounts receivable, contract rights, general intangibles or chattel paper with recourse, and (iv) any agreement to give or do any of the foregoing; provided, that the negative pledge contained in the PFLP Negative Pledge shall not constitute a Lien, provided, further, that the PFLP Negative Pledge in no way shall restrict the rights and remedies of the Lender granted hereunder or under the Pledge Agreement with respect to the Collateral.

            "Loan" means the loan made pursuant to Section 2.02(a) hereof.

            "Loan Documents" mean, collectively, this Agreement, the Note, the Pledge Agreement, the Consents, the Guaranty, the Borrower's completed Form FR G-3 and any and all other agreements, instruments or documents now or hereafter evidencing or otherwise relating to the Loan and/or the other Loan Documents.

            "LP Units" shall mean those units pledged as collateral from time to time under the Pledge Agreement.

            "LTV Ratio" means the amount of principal outstanding under the Loan divided by the Collateral Stock Value.

            "Margin Call" shall have the meaning set forth in Section 2.04 hereof.

            "Marketable Securities" means (i) those securities listed on
Schedule 1.01 owned by the Guarantors or one or more of the Subsidiaries of the Guarantors and (ii) all other securities owned hereafter by the Guarantors or one or more of the Subsidiaries of the Guarantors that are (A) listed on a national exchange and (B) freely transferable and not subject to any restriction.

            "Material Adverse Change" of the Borrower or its Subsidiaries, any Guarantor, Prime or the REIT means a material adverse change in the business, financial condition, assets, properties or operations of the Borrower or its Subsidiaries, any Guarantor, Prime or the REIT.

            "Material Adverse Effect" means any set of circumstances or events which (i) would have any material adverse effect whatsoever upon the validity or enforceability of this Agreement, the Note or any other Loan Document, (ii) is or would reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, prospects, properties or operations of the Borrower or its Subsidiaries, any Guarantor, Prime or the REIT, as the case may be and as applicable, (iii) would materially impair any party's ability to fulfill its respective obligations under the terms and conditions of the Loan Documents to which it is a party, or (iv) would materially impair the Lender's rights in or to, or have a material adverse effect on, the Collateral.

            "Minimum Liquidity" means the sum of (i) the amount of cash and Cash Equivalents on hand plus (ii) the "current value" of all Marketable Securities. For purposes hereof, the "current value" of Marketable Securities shall be equal to the aggregate sum of the closing sales prices of each share of Marketable Securities as of the Business Day immediately preceding the determination of Minimum Liquidity.

            "Note" means the promissory note issued by the Borrower, evidencing the Loan and delivered pursuant to Section 2.02(b)(ii) hereof, as the same may be from time to time amended, modified, supplemented or extended.

            "Notice of Borrowing" shall have the meaning set forth in Section 2.02(b)(i) hereof.

            "Notice of Extension" shall have the meaning set forth in the definition of "Expiration Date".

            "Notice of Optional Prepayment" shall have the meaning set forth in
Section 2.05 hereof.

            "Notice Period" means the period that is ninety (90) days after the Closing Date and thereafter each successive ninety (90) day period commencing on the last day of a Notice Period.

            "Obligations" means, as to the Borrower, all liabilities, obligations and Indebtedness of the Borrower to the Lender of any and every kind and nature (including, without limitation, principal payments, interest, charges, expenses, attorneys' fees, maintenance, commitment and other fees chargeable to the Borrower by the Lender and future advances made to or for the benefit of such Person), whether arising under this Agreement, under any of the Loan Documents, under any refinancing or modification of the credit facilities provided under this Agreement or any of the Loan Documents, pursuant to any arrangement, agreement or understanding hereafter among the Borrower and the Lender, whether now or hereafter owing, arising, due or payable from the Borrower to the Lender, whether before or after the filing of a proceeding under the Bankruptcy Code by or against the Borrower, regardless of how evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, including, without limitation, obligations or guarantees of performance or payment.

            "Other Debt" shall have the meaning set forth in Section 3.16 hereof.

            "Other Financing" means (i) the financing contemplated by the Other Loan Document and (ii) an intercompany loan made by Prime Capital Holding, LLC to the Borrower.

            "Other Loan Document" means (i) the Short-Term and Security Agreement dated as of the date hereof among FBR Asset Investment Corporation, as lender, Prime Capital Holding, LLC and Prime Capital Funding, Inc., as the borrowers, and Prime Capital Funding, LLC and any other document executed or delivered in connection therewith and related thereto, including, without limitation, the PFLP Negative Pledge.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

            "Permits" shall have the meaning set forth in Section 3.03 hereof.

            "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "PFI" means Prime Finance, Inc., an Illinois corporation.

            "PFLP Negative Pledge" means the Negative Pledge Agreement dated as of the date hereof made by the Borrower in favor of FBR Asset Investment Corporation.

            "PGI" means The Prime Group, Inc., an Illinois corporation.

            "PGII LP" means Prime Group II, L.P., an Illinois limited partnership.

            "PGIII LP" means Prime Group III, L.P., an Illinois limited partnership.

            "PGLP" means Prime Group Limited Partnership, an Illinois limited partnership.

            "PGLP, Inc." means PGLP, Inc., an Illinois corporation.

            "PII" means Prime International, Inc., an Illinois corporation.

            "Plan" means any "Employee Benefit Plan" (as defined in Section 3(3) of ERISA) as covered by any provision of ERISA and as maintained, or otherwise contributed to, or at any time during the five calendar year period immediately preceding the date of this Agreement was maintained or otherwise contributed to, by the Borrower, or any ERISA Affiliate of the Borrower for the benefit of the employees of the Borrower or an ERISA Affiliate of the Borrower.

            "Plan of Correction" shall have the meaning set forth in Section
3.17 hereof.

            "Pledge Agreement" means the Pledge and Security Agreement of the Borrower dated as of the Closing Date in favor of the Lender, in the form of Exhibit C hereto, as it may from time to time be amended, modified or supplemented.

            "Pledged Marketable Equity Securities" shall have the meaning set forth in Section 2.04(a) hereof.

            "Pledged Shares" shall have the meaning set forth in the Pledge Agreement.

            "Prime" means Prime Retail, L.P., a Delaware limited partnership.

            "Prime Consent" means the Consent to Assignment of Prime Retail, L.P. dated as of the date hereof, made by Prime in favor of the Lender, as it may from time to time be amended, modified or supplemented.

            "Prime Financing Partner" means each of the partners of the Borrower which are each of PFI, as the general partner, PGI, PGII LP, PGIII LP and PGLP, as the limited partners.

            "Prime Partnership Agreement" shall mean the Third Amended and Restated Agreement of Limited Partnership of Prime dated as of October 15, 1998, effective June 15, 1998, as it may from time to time be amended, modified or supplemented.

            "Prime Partnership Interest" shall have the meaning set forth for the term "Partnership Interest" in the Prime Partnership Agreement, as it may from time to time be amended, modified or supplemented.

            "Prohibited Transaction" means any "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the IRC) with respect to any Plan for which transaction no statutory exemption is not available.

            "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any property, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

            "Registration Rights Agreement" means the Registration Rights Agreement dated as of June 15, 1998 of the REIT and Prime for the benefit of the Persons named therein, as it may from time to time be amended, modified or supplemented.

            "Regulations D, T, U and/or X" means Regulations D, T, U and/or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Regulatory Change" means the introduction of, or any change in, United States federal, state or local laws or regulations (including Regulation
D) or treaties or foreign laws or regulations after the date hereof or the adoption or making after such date of any interpretations, directives, guidelines or requests applying generally to a class of banks and/or financial institutions, including the Lender, of or under any United States federal, state, or local rules or regulations or any treaties or foreign laws or regulations (whether or not having the force of law) by any court or monetary or Governmental Authority charged with the interpretation or administration thereof.

            "REIT" means Prime Retail, Inc., a Maryland corporation.

            "REIT Consent" means the Consent to Assignment of Prime Retail, Inc. dated as of the date hereof, made by the REIT in favor of the Lender, as it may from time to time be amended, modified or supplemented.

            "REIT Stock" means the common shares of beneficial interest of the REIT.

            "Request of Extension" shall have the meaning set forth in the definition of "Expiration Date".

            "Reportable Event" means any "reportable event" described in Section 4043(b) of ERISA with respect to which the 30-day notice requirement set forth in Section 4043(a) of ERISA has not been waived by the PBGC that occurs or has occurred in connection with any Plan.

            "SEC" means the United States Securities and Exchange Commission and any successor thereto.

            "Securities" means all shares, options, membership interests, partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership or equivalent entity, whether voting or non-voting, including, without limitation, common stock, preferred stock, warrants, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more of or all of the foregoing.

            "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or equivalent entity of which more than 50% of the outstanding Securities having ordinary voting power to elect or appoint a majority of the Board of Directors, managers, general partners or equivalent positions of such corporation, limited liability company, partnership or equivalent entity is at the time directly or indirectly owned by such Person, or by one or more other Subsidiaries of such Person.

            "Systems" means any of the computer hardware, firmware or software systems associated with information processing and delivery, operations or services (e.g., security and alarms, elevators, communications, and HVAC) operated by, provided to or otherwise reasonably necessary to the business or operations of Borrower and its Subsidiaries.

            "UCC" shall mean the applicable Uniform Commercial Code, as amended from time to time.

            "Year 2000 Compliant" shall have the meaning set forth in Section
3.17 hereof.

            "Year 2000 Issues" means limitations in the Year 2000 Compliance of any Systems or proprietary software set forth in Section 3.17 hereof.

            Section 1.2. Accounting and Banking Terms. All accounting and banking terms not specifically defined herein shall be construed in the case of accounting terms, in accordance with GAAP and, in the case of banking terms, in accordance with general practice among commercial banks and financial institutions in New York, New York.

            Section 1.3. Discretion. Whenever it is provided in this Agreement or in any of the Loan Documents that (i) the Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to the Lender, or (iii) any other decision or determination is to be made by the Lender, the decision of the Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by the Lender, shall be in the sole and absolute discretion of the Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein; provided, however, that to the extent Lender assigns fifty percent (50%) or greater of the Loan to any entity which is not an affiliate of Lender, the "sole and absolute discretion" standard set forth above (or where otherwise set forth herein) shall be deemed to be "reasonable discretion" with respect to the Lender after giving effect to such assignment.

                                   ARTICLE 2.

                                    THE LOAN

            Section 2.1. The Loan. Subject to the terms and conditions hereinafter set forth, the Lender agrees to make available to the Borrower, subject to Article 4 hereof, on a one-time basis, a Loan on the Closing Date, in an aggregate principal amount which will not exceed the Commitment.

            Section 2.2. The Loan; Procedure for Borrowing. (a) Subject to the terms and conditions hereof, the Lender agrees to make a Loan to the Borrower from the Lender's Office, as provided in this Agreement in an aggregate principal amount requested by the Borrower in the Notice of Borrowing (as defined below) which will not exceed the Commitment. The Loan shall mature on the Expiration Date and bear interest for the period from the Borrowing Date thereof to the date of payment in full thereof on the unpaid principal amount thereof from time to time outstanding at the applicable interest rates per annum determined and payable as specified in Section 2.03 hereof. There shall be only one Loan made pursuant to this Agreement and it shall be disbursed on the Closing Date.

            (b) (i) The Loan shall be made upon notice, given by an Authorized Person of the Borrower to the Lender not later than 11:00 a.m. (New York City time) on the second (2nd) Business Day prior to the requested Borrowing Date (a "Notice of Borrowing"). Such notice shall be made by telecopy or telephone, confirmed immediately in writing, by delivery of a Notice of Borrowing, in the form of Exhibit B hereto, specifying therein (A) the requested Borrowing Date,
(B) the aggregate amount of the Loan requested to be made, which amount shall not be greater than the Commitment or less than $100,000 and (C) that the use of such proceeds shall be as set forth in Section 2.07 hereof. Upon fulfillment of the applicable conditions set forth herein, the Lender will make the Loan available to the Borrower by disburs-ing such proceeds as an Authorized Person of the Borrower may instruct the Lender in advance in writing.

                (ii) The obligation of the Borrower to pay the principal of and interest on the Loan shall be evidenced by the Note in favor of the Lender duly executed and delivered by the Borrower in the form of Exhibit A hereto. The Note shall (A) be payable to the order of the Lender, (B) be in a stated principal amount equal to the Loan and be payable in the principal amount of the Loan evidenced thereby, (C) be stated to mature (and the Loan shall be repayable) in full on the Expiration Date, and (D) be entitled to the benefits of this Agreement. At the time of the Loan, and upon each prepayment of principal of the Loan, the Lender shall, and is hereby authorized to, make a notation on the schedule annexed to and constituting a part of the Note, and any such notation shall be conclusive and binding for all purposes absent manifest error; provided, however, that the failure by the Lender to make any such notation shall not affect the obligations of the Borrower under the Note or this Agreement.

            Section 2.3. Rate of Interest; Calculation of Interest. (a) The Loan shall bear interest on the unpaid principal amount thereof from the date the Loan is extended to the Borrower until such principal amount is paid in full at a rate or rates per annum determined in accordance with this Section 2.03. The Borrower shall pay interest on the unpaid amount of the Loan at the rate per annum equal to the sum of (i) the LIBOR Rate in effect from time to time applicable to each Interest Period, plus (ii) the Applicable Margin, payable in arrears on each of February 28, May 31, August 31 and November 30 (provided, however, that the first interest payment date shall be on November 30, 1999) and ending on the date the principal amount of the Loan shall be paid or prepaid, to the extent of the interest accrued on the principal amount of the Loan so paid or prepaid.

            (b) From and after the occurrence of any Event of Default under
Section 8.01 hereof, and for so long as such Event of Default shall continue (after as well as before judgment), the unpaid principal amount of the Loan and any other amount then due and payable but not yet paid hereunder shall bear interest at a rate per annum equal to the then interest rate of such outstanding Loan determined in accordance with clause (a) above plus three hundred twenty-five (325) basis points per annum, payable on demand. Overdue interest shall be compounded and bear interest, to the extent permitted by law, on each date for payment of interest on the Loan hereunder. The Borrower shall pay a late charge of five percent (5%) of each payment not paid within three (3) Business Days after the date upon which such payment was due (which amount the Borrower and the Lender agree is a fair and reasonable estimate of the Lender's damages in light of all of the facts and circumstances as of the date of this Agreement). Such late charge shall be due and payable by the Borrower concurrently with the late payment for which such charge is assessed hereunder.

            (c) Interest shall be calculated on a basis of a 360-day year for the actual number of days elapsed during the Interest Period on the balance outstanding during such Interest Period.

            (d) Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. If the Borrower pays the Lender interest in excess of the maximum amount permitted by applicable law, such excess shall be applied in reduction of the principal balance of the Note, and any remaining excess shall be refunded to the Borrower.

            Section 2.4. Mandatory Prepayments. (a) Margin Maintenance Call. If the Lender determines that the LTV Ratio exceeds fifty percent (50%), then the Lender will give notice (whether oral or written) to the Borrower of a margin maintenance call (a "Margin Call"), and the Borrower will, no later than 3:00 p.m. (prevailing local time in New York City) on the second (2nd) Business Day after the date of such Margin Call, either: (A) make a mandatory prepayment of principal and interest to the Lender equal to the amount necessary to cause the LTV Ratio not to exceed forty percent (40%); or (B) pledge and convey to the Lender readily marketable equity securities, other than REIT Stock, that are acceptable to the Lender in its sole and absolute discretion (collectively, "Pledged Marketable Equity Securities") in such amount as necessary to cause the LTV Ratio not to exceed forty percent (40%). Any Pledged Marketable Equity Securities pledged to the Lender shall be free and clear of any Liens or encumbrances of a similar nature and shall be delivered together with stock powers executed in blank and any waivers or certifications necessary to demonstrate that the representations and warranties in Article 3 hereof are true and correct with respect to such Pledged Marketable Equity Securities. Failure by the Borrower to either prepay the amounts outstanding under the Loan or pledge the Pledged Marketable Equity Securities pursuant to clauses (A) and (B) above, or a rejection by the Lender of the Pledged Marketable Equity Securities shall constitute an Event of Default by the Borrower.

            (b) Sale of Collateral. On each date after the Closing Date on which the Borrower receives any proceeds from selling of the Collateral, the Borrower shall prepay the outstanding Loan in the amount equal to one hundred percent (100%) of such proceeds.

            Section 2.5. Optional Prepayments. The Borrower may, upon at least two (2) Business Days prior notice to the Lender, voluntarily prepay the Loan in whole at any time or in part from time to time, with accrued interest to the date of such prepayment on the amount prepaid but without other premiums or penalties, in an amount not less than $100,000 or, if the principal amount of Loan is less than $100,000, all of such lesser amount. Each such notice shall be made by an Authorized Person of the Borrower by telecopy or telephone, confirmed immediately in writing, by delivery of a Notice of Optional Prepayment, substantially in the form of Exhibit D hereto, specifying therein (i) the proposed date of such prepayment, and (ii) the aggregate amount of the Loan therein proposed to be prepaid.

            Section 2.6. Payments. All payments (including prepayments) to be made by the Borrower under this Agreement shall be made by wire transfer to the Lender, in Dollars and in immediately available funds, at such place or places as the Lender may from time to time designate by written notice to the Borrower. All payments to be made hereunder by the Borrower shall be made without setoff, counterclaim or defense. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension; provided, however, that no such payments of the Loan shall extend beyond the Expiration Date.

            Section 2.7. Use of Loan Proceeds. The Borrower shall use the proceeds of the Loan solely to refinance the Existing Agreement and pay the transactions costs related thereto; provided, that no part of the proceeds of the Loan will be used so as to cause the Loan to constitute a "purpose credit" within the meaning of Regulation T or Regulation U of the Board of Governors of the Federal Reserve System.

            Section 2.8. Fees. (a) Borrower shall pay Lender a non-refundable, non-creditable up-front fee of $145,871.25 which shall be payable on the Closing Date.

            (b) Borrower shall pay Lender a non-refundable, non-creditable annual fee calculated by multiplying .0025 by the outstanding balance of the Loan on each anniversary of the Closing Date and which shall be payable on each anniversary of the Closing Date.

            Section 2.9. Increased Costs. If any Regulatory Change: (a) subjects the Lender to any tax of any kind whatsoever with respect to this Agreement, the Note or the Loan or changes the basis of taxation of payments to the Lender of principal, interest, commitment fees, or any other amount payable hereunder in any of the foregoing (except for changes in any rate of tax on the net income of the Lender); (b) imposes, modifies or holds applicable to the Lender (or any corporation controlling the Lender) any reserve or capital adequacy requirements or liquidity ratios or requires the Lender (or any corporation controlling the Lender) to make special deposits against or in respect of assets or liabilities of, deposits with or for the account of, or credit extended by, the Lender; or
(c) imposes on the Lender any other condition affecting this Agreement, the Note or the Loan; and the result of any of the foregoing is (i) to increase the cost to the Lender of making or maintaining the Loan or to reduce any amount received or receivable by the Lender hereunder, (ii) to require the Lender (or any corporation controlling the Lender) to make any payment to any fiscal, monetary, regulatory or other authority calculated on or by reference to any amount received or receivable by the Lender under this Agreement or the Note, or (iii) to reduce the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy), in any case by an amount deemed by the Lender to be material, then, in any such case, the Borrower shall, within ten (10) days pay the Lender (or such corporation controlling the Lender), on its written demand, any additional amount necessary to compensate the Lender (or such corporation) for such additional cost, reduced amount receivable or reduction in rate of return with respect to this Agreement, the Note or the Loan, together with interest on such amount from the date demanded until payment in full thereof at the rate per annum applicable to Loan, calculated on the basis of a 360-day year for the actual days elapsed. If the Lender becomes entitled to claim any additional amount pursuant to this Section 2.09, the Lender shall, within ten (10) days, submit to the Borrower a certificate as to any additional amount payable pursuant to the first sentence of this Section 2.09, which amount shall be, absent manifest error, presumed to be correct; provided, however, that the determination thereof is made on a reasonable basis. In determining such amount, the Lender shall use any reasonable averaging and attribution methods.

                                   ARTICLE 3.

                         REPRESENTATIONS AND WARRANTIES

            In order to induce the Lender to enter into this Agreement and to extend the financial accommodations hereunder, the Borrower hereby represents and warrants to the Lender that:

            Section 3.1. Organization and Powers. Each of the Borrower and Prime is a limited partnership duly formed and validly existing and in good standing under the laws of the state of its organization. Each of the Borrower and Prime is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction (other than the state of its organization) in which the conduct of its business or the ownership or operation of its properties or assets makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. Each of the Borrower and Prime has full power and authority to own its properties and assets and carry on its business as now conducted. The REIT is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland. The REIT is a "real estate investment trust", as such term is defined in Section 856 of the IRC. The REIT is a fully-integrated, self-administered and self-managed "real estate investment trust" and is listed on the New York Stock Exchange. The REIT is duly qualified to do business as a foreign corporation or entity and is in good standing in each jurisdiction (other than the state of its incorporation or organization) in which the conduct of its business or the ownership or operation of its properties or assets makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. The REIT has full power and authority to own its properties and assets and carry on its business as now conducted.

            Section 3.2. Power and Authorization. The Borrower has full power, right and legal authority to execute, deliver and perform its obligations under this Agreement, the Note and such of the other Loan Documents to which it is a party. The Borrower has taken all partnership and other actions necessary to authorize the execution and delivery of, and the performance of its obligations under such documents and to make borrowings by the Borrower under this Agreement, as the case may be. This Agreement, the Note and such of the other Loan Documents to which it is a party, constitute legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally. Other than as set forth on Schedule 3.02 hereof, no consent of any person, and no consent, license, approval or authorization, or registration or declaration with, any Governmental Authority, which has not been obtained, taken or made (other than the financing statements and filings required to be filed pursuant to this Agreement and the Loan Documents, which have been delivered to the Lender for filing on the Closing
Date), is required in connection with the execution, delivery or performance by the Borrower of this Agreement, the Note or the other Loan Documents to which it is a party, or the making of borrowings by the Borrower under this Agreement.

            Section 3.3. Permits; Compliance with Laws. The Borrower has all permits, licenses and governmental franchises and other authorizations from all Governmental Authorities (collectively, the "Permits") that are necessary to own and operate its business as presently being conducted and as contemplated to be conducted immediately after the Closing Date, except those permits, licenses and governmental franchises and authorizations the failure to possess would not have a Material Adverse Effect. All such Permits are valid and subsisting and in full force and effect. The Borrower is in compliance with the terms of such Permits and all statutes, laws, ordinances, governmental rules or regulations (including applicable environmental laws) and all judgments, orders or decrees (federal, state, local or foreign) to which it is subject, except for violations of which would not have a Material Adverse Effect.

            Section 3.4. No Legal Bar. The execution, delivery and performance by the Borrower of this Agreement, the Note and such of the other Loan Documents to which it is a party, and the making of borrowings hereunder by the Borrower, except for such violations or contravention of which would not have a Material Adverse Effect, do not and will not (i) violate or contravene any provisions of any existing law, statute, rule, regulation or ordinance or charter document,
(ii) violate or contravene any provision of any order or decree of any court or Governmental Authority to which the Borrower or any of its properties or assets are subject, (iii) violate or contravene any provision of any mortgage, indenture, security agreement, contract, undertaking or other agreement or instrument to which the Borrower is a party or which purports to be binding upon either of it or any of its properties or assets, or (iv) result in the creation or imposition of any Lien on any of the properties of the Borrower (other than as created pursuant to the Loan Documents) pursuant to the provisions of any mortgage, indenture, security agreement, contract, undertaking or other agreement or instrument.

            Section 3.5. Litigation. There are no judgments or any litigation or administrative proceedings of or before any court or Governmental Authority now pending, nor, to the knowledge of the Borrower, are any such litigation or proceedings now threatened, against the Borrower or any of its properties, involving an individual claim in excess of $100,000 or claims in the aggregate in excess of $250,000 which, in each case, are not covered by insurance.

            Section 3.6. Solvency. Immediately after giving effect to each of the financing transactions contemplated hereby on and after each Borrowing Date, the Borrower is solvent.

For purposes of this Section 3.06, the term "solvent" means that, at the time of said determination, (i) the fair value of such Person's assets exceeds the aggregate sum of its liabilities (including, without limitation, contingent liabilities), (i) such Person is able to pay its debts as they mature, (ii) the property owned by such Person has a value in excess of the total aggregate sum required to pay its debts, and (iii) such Person has capital sufficient to carry on its business.

            Section 3.7. The Collateral. The chief place of business and chief executive office of the Borrower, and the offices where the Borrower keeps its books and records concerning any of the Collateral are located c/o The Prime Group, Inc., 77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601. The Borrower owns the Collateral in which it has granted a security interest and Lien in favor of the Lender pursuant to the Loan Documents, free and clear of any Lien, security interest charge or encumbrance, except as otherwise expressly permitted by Section 6.02 or as set forth in Section 3.08 hereof. All financing statements and filings required to be filed, and all related required fees and taxes, have been delivered to the Lender for filing and recording, and all other steps required to be taken have been taken, so that upon proper filing and recording in the proper offices Lender shall have, a valid, perfected, first priority continuing and enforceable security interest in and Lien on the Collateral and such security interest and Lien ranks prior to any other security interest in or Lien upon the Collateral.

            Section 3.8. Capitalization and Corporate Structure. (i) The Borrower Percentage Interests of each Prime Financing Partner are set forth on
Schedule 3.08 hereof, (ii) the Prime Partnership Interest of the Borrower is set forth on Schedule 3.08 hereof and (iii) the organizational and capital structure of each Guarantor and its subsidiaries is set forth on Schedule 3.08 hereof. Except (A) as set forth in the Prospectus (or incorporated by reference therein) included in the Registration Statement on Form S-3 (Registration No. 333-65617) filed by the REIT and declared effective by the SEC, (B) the exchange rights set forth in the Prime Partnership Agreement and (C) the Borrower Partnership Agreement, Declaration of Trust of the REIT or the Prime Partnership Agreement, there are no (x) outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other), or commitments therefor, to subscribe for, purchase or acquire any Securities of the Borrower, Prime or the REIT, (y) agreements to pay any dividends on any such Securities, except in accordance with Section 6.05 hereof or (z) agreements to distribute to any holders of such Securities any properties or assets of the Borrower. The Borrower has no Subsidiaries nor is it a partner in any partnership, joint venture or other similar entity.

            Section 3.9. No Default. After giving effect to the transactions contemplated hereby including the Other Financing, the Borrower is not in default (as defined in the applicable agreement or obligation) in any respect in the payment or performance (i) of any of its obligations for the payment of money, or (ii) under any franchise, license or leasehold interest and no default has occurred and is continuing, except, in each case, for defaults that would not have a Material Adverse Effect.

            Section 3.10. Taxes. The Borrower has timely filed, or caused to be filed, all federal, state, local and foreign tax returns that are required to be filed by it and has paid, or caused to be paid, all taxes, assessments, interest and penalties thereon, on or before the due dates thereof, unless such tax, assessment, charge, levy, claim is actively being contested in good faith by appropriate proceedings and there has been set aside on the books of such Person adequate reserves in accordance with GAAP applied with respect thereto. There are no material claims pending or, to the knowledge of the Borrower, proposed or threatened against the Borrower for past federal, state or local taxes, except those, if any, as to which proper reserves, determined in accordance with GAAP, are reflected in the most recent financial statements. All such tax reports or returns fairly reflect the taxes of the Borrower for the periods covered thereby. No Internal Revenue Service or other tax audit of the Borrower has occurred, is pending or, to the knowledge of the Borrower, threatened, and the results of any completed audits are properly reflected in the financial statements.

            Section 3.11. Financial Statements and Condition. (a) The audited consolidated financial statements of PGI as of December 31, 1997 prepared by management and audited by a nationally recognized firm of certified public accountants (true, complete and accurate copies of which were delivered to the Lender on or before the Closing Date), each (i) present fairly the financial position of PGI as of the dates of said statements, and the results of operations of PGI for the periods covered by said statements of earnings are in accordance with GAAP, and (ii) disclose all liabilities, direct and contingent, required to be shown in accordance with such principles. A draft of the audited consolidated financial statements of PGI as of December 31, 1998prepared by management and audited by a nationally recognized firm of certified public accountants (true, complete and accurate copies of each of which were delivered to the Lender on or before the Closing Date), each (iii) present fairly the financial position of PGI as of the dates of said statements, and the results of operations of PGI for the periods covered by said statements of earnings are in accordance with GAAP, and (iv) disclose all liabilities, direct and contingent, required to be shown in accordance with such principles.

            (b) The unaudited consolidated financial statements of PII as of December 31, 1998 prepared by management (true, complete and accurate copies of each of which were delivered to the Lender on or before the Closing Date), each
(i) present fairly the financial position of PII as of the dates of said statements, and the results of operations of PII for the periods covered by said statements of earnings are in accordance with GAAP, and (ii) disclose all liabilities, direct and contingent, required to be shown in accordance with such principles.

            (c) The audited consolidated financial statements of each of the Borrower, PGII LP, PGLP and PGLP, Inc. as of December 31, 1998 prepared by management and audited by a nationally recognized firm of certified public accountants (true, complete and accurate copies of each of which were delivered to the Lender on or before the Closing Date), each (i) present fairly the financial position of each each of the Borrower, PGII LP, PGLP and PGLP as of the dates of said statements, and the results of operations of each of the Borrower, PGII LP, PGLP and PGLP for the periods covered by said statements of earnings are in accordance with GAAP, and (ii) disclose all liabilities, direct and contingent, required to be shown in accordance with such principles.

            (d) The unaudited consolidated financial statements of each Guarantor and of the Borrower as of March 31, 1999 prepared by management (true, complete and accurate copies of each of which were delivered to the Lender on or before the Closing Date), each (i) present fairly the financial position of each Guarantor and of the Borrower as of the dates of said statements, and the results of operations of each Guarantor and of the Borrower for the periods covered by said statements of earnings are in accordance with GAAP, and (ii) disclose all liabilities, direct and contingent, required to be shown in accordance with such principles.

            (e) The unaudited consolidated financial statements of the Borrower as of June 30, 1999 prepared by management (true, complete and accurate copies of each of which were delivered to the Lender on or before the Closing Date), each (i) present fairly the financial position of the Borrower as of the dates of said statements, and the results of operations of the Borrower for the periods covered by said statements of earnings are in accordance with GAAP, and
(ii) disclose all liabilities, direct and contingent, required to be shown in accordance with such principles.

            (f) As of March 31, 1999, there were no material obligations or liabilities, direct or indirect, fixed or contingent, which are not reflected in such financial statements and that are required to be so reflected thereon under GAAP. No Material Adverse Change has occurred since March 31, 1999.

            Section 3.12. ERISA; Labor Relations. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Plan maintained by the Borrower or any ERISA Affiliate (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. There are no multiemployer plans. Neither the Borrower nor any of its ERISA Affiliates has had a complete or partial withdrawal from any multiemployer plan. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each ERISA Affiliate for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits. The Borrower is not a party to any collective bargaining agreement.

            Section 3.13. Correct Information. The information, exhibits and reports furnished in writing by the Borrower and the Prime Financing Partners to the Lender in connection with the negotiation and preparation of this Agreement and the other Loan Documents are true and correct and do not contain any omissions or misstatements of fact that would make the statements contained therein misleading or incomplete in any material respect, which omissions or misstatements could have, individually or in the aggregate, a Material Adverse Effect. There is no fact now known to the Borrower and the Prime Financing Partners that has not been disclosed to the Lender that materially adversely affects the management, business, assets, prospects, properties, operations or condition (financial or other) of the Borrower.

            Section 3.14. Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or subject to any other statute that regulates the incurring of Indebtedness.

            Section 3.15. Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" or "margin securities" (within the meaning of Regulation U); none of the Obligations or liabilities of the Borrower are secured, directly or indirectly, by "margin stock" or "margin securities", and no part of the proceeds of any extension of credit hereunder will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock" or "margin securities", in each case, in a manner which would breach or contravene any of Regulations T, U, or X.

            Section 3.16. Other Debt. (a) Schedule 3.16 hereto fully and accurately states, as of the date of this Agreement, all outstanding indebtedness for borrowed money (other than the Loan hereunder) and committed undrawn lines of credit of the Borrower (the "Other Debt") and (b) no default or event of default is existing with respect to such Other Debt and to the best of Borrower's knowledge, all representations and warranties made pursuant to the documents relating to the Other Debt are true and correct.

            Section 3.17. Year 2000 Issues. Each of the Borrower and each Guarantor (a) has engaged in a process of assessment of the existence of the Year 2000 Issues reasonably appropriate to the scope and complexity of its respective Systems and proprietary software; (b) are in the process of adopting and implementing a plan of correction ("Plan of Correction") which Borrower believes will result in all proprietary software and Systems used by Borrower being Year 2000 Compliant by December 31, 1999; (c) is in the process of adopting and implementing validation procedures reasonably calculated to test on an ongoing basis the sufficiency of the Plan of Correction, its implementation, and the correction of Year 2000 Issues in all Systems and proprietary software;
(d) is in the process of adopting and implementing policies and procedures requiring regular reports to, and monitoring by, management of Borrower concerning the foregoing matters; and (e) has provided the Lender material financial information relating to the Plan of Correction and Year 2000 Compliance. The cost to Borrower of the implementation of the Plan of Correction will not result in a Default or a Material Adverse Effect. As used herein, "Year 2000 Compliant" and "Year 2000 Compliance" mean for all dates and times, including, without limitation dates and times after December 31, 1999 and in the multi-century scenario, when used on a stand-alone system or in combination with other proprietary software or Systems: (i) the application system functions and receives and processes dates and times correctly without abnormal results; (ii) all date related calculations are correct (including, without limitation, age calculations, duration calculations and scheduling calculations); (iii) all manipulations and comparisons of date-related data produce correct results for all valid date values within the scope of the application; (iv) there is no century ambiguity; (v) all reports and displays are sorted correctly; and (vi) leap years are accounted for and correctly identified (including, without limitation, that 2000 is recognized as a leap year). Borrower has obtained or shall use commercially reasonable efforts to obtain appropriate assurances from each entity that provides any material data, product or service to the Borrower that is dependent on Year 2000 Compliance, that all of such entity's related software and systems that are used for, or on behalf of, Borrower are or will be Year 2000 Compliant by December 31, 1999 except where failure to be Year 2000 Compliant could not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE 4.

                              CONDITIONS PRECEDENT

            Section 4.1. Conditions Precedent to Effectiveness; Funding. The obligations of the Lender to execute and deliver this Agreement and to make the Loan on the Borrowing Date are subject to the fulfillment of the following conditions precedent. The Lender shall have received on or before the Borrowing Date each of the following documents and instruments, each dated such date, in form and substance satisfactory to the Lender:

            (a) the Lender shall have received a Notice of Borrowing required by
Section 2.02(b) hereof within two (2) Business Days of the relevant Borrowing Date;

            (b) a certificate of an Authorized Officer of each Credit Party, dated as of the Closing Date, certifying (i) that attached thereto are true and complete copies of the corporate or partnership action authorizing the execution, delivery and performance of the Loan Documents by each Credit Party and, in the case of the Borrower, the borrowings hereunder, (ii) that such corporate or partnership action is in full force and effect without modification as of such date, and (iii) as to the incumbency and signatures of the Authorized Officer of each Credit Party executing the Loan Documents to which such Credit Party is a party;

            (c) (i) copies of the constitutive governing documents of each Credit Party, certified as of a recent date; (ii) certificates of said Secretary of State as to the due organization, existence or good standing, as applicable, of each Credit Party, as of a recent date; (iii) certificates of good standing of the Secretary of State of the jurisdiction of the principal place of business of each Credit Party; and (iv) a certificate of an Authorized Officer of each Credit Party dated the Closing Date, certifying (A) that attached thereto are true, correct and complete copies of the constitutive governing documents as is in effect on the date of such certification, and (B) that such constitutive governing documents have not been amended since the date of the last amendment thereto furnished pursuant to clause (i) above;

            (d) the Loan Documents and all UCC financing statements required by the Collateral Documents are duly executed by all the parties thereto (other than the Lender);

            (e) evidence that all actions necessary or, in the opinion of the Lender and its counsel, desirable, to create and perfect the security interests and other Liens granted under the Loan Documents, have been duly taken and that there are no security interests senior to the security interests granted in favor of the Lender;

            (f) a legal opinion of counsel to the Borrower covering those items set forth in Exhibit E hereto, together with such other opinions as the Lender may reasonably request;

            (g) such consents, approvals or acknowledgments with respect to such of the transactions hereunder as may be necessary or as the Lender or its counsel may deem appropriate;

            (h) the Borrower and each Prime Financing Partner shall have delivered to the Lender the financial statements set forth in Section 3.11 hereof;

            (i) a certificate showing that, at the time of the Closing Date and after giving effect to the initial funding hereunder and the consummation of all other transactions contemplated by this Agreement and the Loan Documents, (i) the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct on and as of such date and no representation made or information supplied to the Lender shall have proven to be inaccurate or misleading in any material respect; and (ii) no Event of Default or Default shall have occurred; and the Lender shall have received a certificate of the Borrower signed on its behalf by an Authorized Officer that
(A) no Material Adverse Change has occurred since June 30, 1999; (B) no litigation or administrative proceeding of or before any court or governmental body or agency in excess of $100,000 individually or $250,000 in the aggregate is pending or threatened against the Borrower or any of its properties which could be reasonably be expected to have a Material Adverse Effect; (C) the Borrower is in compliance with all pertinent federal, state and local laws, rules and regulations, including, without limitation, those with respect to ERISA and all applicable environmental laws, except where the violation of which would not have a Material Adverse Effect; and (D) none of the Borrower, any Prime Financing Partner, Prime, the REIT, the Guarantors, nor any of their Subsidiaries, shall be the subject of any bankruptcy, reorganization, insolvency or similar proceeding;

            (j) payment in full of all amounts then due and payable under the terms of this Agreement, including, without limitation, (i) all of the fees payable to the Lender pursuant to this Agreement, and (ii) all of the Lender's out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of the Lender's counsel);

            (k) such other and further documents as the Lender and its counsel may have reasonably requested and all legal matters incident to this Agreement, the transactions contemplated hereby and the Loan shall be reasonably satisfactory to the Lender and its counsel;

            (l) the New York Stock Exchange shall not have suspended trading in the REIT Stock;

            (m) on the Closing Date, the Borrower shall (or shall cause an affiliate) (i) to repay in full the loans extended pursuant to the Existing Agreement, (ii) provide evidence satisfactory to the Lender of such repayment,
(iii) terminate any commitments to lend or make other extensions of credit thereunder and (iv) deliver to the Lender all documents or instruments necessary to release all security interest and Liens securing Indebtedness or other obligations of the Borrower thereunder; and

            (n the Other Financing shall have been consummated in accordance with terms and conditions satisfactory to the Lender and the Lender shall have received evidence reasonably satisfactory to it of the foregoing.

                                   ARTICLE 5.

                              AFFIRMATIVE COVENANTS

            The Borrower hereby covenants and agrees that, from and after the date of execution of this Agreement and so long as any amount of the Loan is not indefeasibly repaid in full, the Borrower shall comply with each of the following covenants:

            Section 5.1. Maintenance of Existence and Properties. The Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and continue to conduct its business, as now and proposed to be conducted. The Borrower shall (i) do or cause to be done all things necessary to preserve and keep in full force and effect all of its rights, franchises and intellectual property, and comply with all laws applicable to it, except for violations thereof which would not have a Material Adverse Effect.

            Section 5.2. [RESERVED].

            Section 5.3. Punctual Payment. The Borrower shall duly and punctually pay the principal of and interest on the Note and any other amount due under this Agreement or any of the Loan Documents to which it is a party, including, without limitation, the amounts payable under Section 2.08 hereof within any grace period provided herein.

            Section 5.4. Payment of Liabilities. The Borrower shall pay and discharge in the ordinary course of business, where applicable, all of its obligations and liabilities (including, without limitation, tax liabilities and other governmental charges), except where the same may be diligently contested in good faith by appropriate proceedings, and maintain in accordance with GAAP appropriate reserves for any of the same.

            Section 5.5. Compliance with Laws. The Borrower shall observe and comply with all applicable laws, statutes, rules, regulations or other requirements having the force of law, including, without limitation, all applicable environmental laws to the extent failure to so comply could have a Material Adverse Effect.

            Section 5.6. Payment of Taxes, Etc. The Borrower shall pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before the same shall become in default or within ten (10) days thereafter, as well as all lawful claims for labor, materials, and supplies which, if unpaid, might become a Lien or charge upon such property or any part thereof within ten
(10) days thereafter, as well as all lawful claims for labor, materials, and supplies which, if unpaid, might become a Lien or charge upon any of its properties or any part thereof within ten (10) days of such claims being due and payable; provided, however, that no such tax, assessment, charge, levy, claim need be paid and discharged so long as the validity thereof shall be diligently contested in good faith by appropriate proceedings and there shall have been set aside on the books of the Borrower adequate reserves in accordance with GAAP applied with respect thereto, but such tax, assessment, charge, levy, or claim shall be paid before the property subject thereto shall be sold to satisfy any Lien which had attached as security therefor.

            Section 5.7. Financial Statements and Other Information. The Borrower shall furnish to the Lender, in form and substance acceptable to the Lender and at the Borrower's expense:

            (a within one hundred five (105) days after the end of each Fiscal Year, (i) audited consolidated balance sheets of the Borrower and its Subsidiaries and of each Guarantor as at the end of such Fiscal Year and the related audited consolidated statements of income and changes in financial position of the Borrower and its Subsidiaries and of each Guarantor for such Fiscal Year, prepared in accordance with GAAP, including consolidated financial reports with all related schedules and notes attached thereto, setting forth, in each case, in comparative form, corresponding figures from the preceding Fiscal Year, all in reasonable detail, prepared by management and audited by, and with an unqualified opinion of Ernst & Young, LLP or other nationally recognized independent certified public accountants reasonably satisfactory to the Lender, together with a statement stating whether or not such accountants have any knowledge that the Borrower and its Subsidiaries and any Guarantor is then or has been in violation of any covenants pertaining to this Agreement or the Guaranty, as applicable, or pertaining to any other debt covenant of the Borrower or its Subsidiaries and that, to their knowledge, no event has occurred which, with the passage of time or the giving of notice or both, would constitute any such violation and (ii) a certificate of an Authorized Officer that no Default or Event of Default is then occurring;

            (b within sixty (60) days after the end of each Fiscal Quarter, quarterly unaudited consolidated balance sheets of the Borrower and its Subsidiaries and of each Guarantor as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income and changes in financial position of the Borrower and its Subsidiaries and of each Guarantor for such Fiscal Quarter, prepared in accordance with GAAP and certified as to accuracy and completeness by an Authorized Officer of the Borrower;

            (c within ten (10) days of any revision to any of the financial statements referred to in clauses (a) or (b) above, such financial statements, as revised;

            (d upon request from Lender, within ten (10) days, true, complete and correct copies of all federal, state, local and foreign tax returns that are required to be filed by the Borrower, including, without limitation, all related schedules and annexes to such tax returns;

            (e as soon as available, a true copy of any "management letter" or other communication to the Borrower, its officers, general partners, managers or members by its accountants regarding matters which arose or were ascertained during the course of the audit and which said accountants determined ought to be brought to management's attention;

            (f copies of any notices delivered to it by Prime or the REIT;

            (g immediately upon any officer, director, general partner, manager or member of the Borrower obtaining knowledge (i) of any condition or event which constitutes a Default or Event of Default, (ii) of any condition or event which would have a Material Adverse Effect, (iii) that any Person has given any notice to the Borrower or, to its knowledge, taken any other action with respect to a claimed default or event or condition of the type referred to in clauses
(f), (g) and (j) of Section 8.01 hereof, or (iv) to its knowledge, of the institution of any litigation involving claims against the Borrower equal to or greater than $100,000 with respect to any single cause of action or $250,000 with respect to the aggregate of all causes of action or any adverse determination in any litigation involving a potential liability to the Borrower equal to or greater than $100,000 with respect to any single cause of action or $250,000 with respect to the aggregate of all causes of action (which, in all such cases, are not covered by insurance), an officers' certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed Default, Event of Default, event or condition, and what action, if any, the Borrower has taken, is taking or proposes to take with respect thereto;

            (h immediately upon the Borrower becoming aware of the occurrence of (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, reorganization or insolvency of any multiemployer plan or (ii0 the institution of proceedings or the taking of any other action by the PBGC or the Borrower, or any ERISA Affiliate or any multiemployer plan with respect to the withdrawal from, or the terminating, reorganization or insolvency of, any Plan;

            (i promptly (i) notify Lender of any amendment to the Borrower Partnership Agreement, (ii) provide the Lender with the full text of any such amendment and (iii) provide the Lender with a copy of the Borrower Partnership Agreement, as so amended;

            (j as soon as practicable, such other information concerning the financial affairs and condition (financial or otherwise) of the Borrower, the Guarantors, Prime (to the extent available to Borrower), the REIT (to the extent available to Borrower) or the Collateral as the Lender may from time to time reasonably request;

            (k promptly deliver to the Lender copies of all notices given or received by the Borrower in connection with the Other Financing on the day such notice is given by the Borrower or within two (2) Business Days after such notice is received by the Borrower;

            (l at the end of each calendar month, a written statement prepared by the Guarantors, in form reasonably satisfactory to the Lender, setting forth in reasonable detail the basis for calculating the Minimum Liquidity;

            (m at the end of each Fiscal Quarter, a written statement prepared by the Borrower, in form reasonably satisfactory to the Lender, setting forth in reasonable detail the basis for calculating the Dividend Coverage Ratio; and

            (n within sixty (60) days after the Closing Date, audited consolidated financial statements of PGI as of December 31, 1998 prepared by management and audited by a nationally recognized firm of certified public accountants, which (i) present fairly the financial position of PGI as of the dates of said statements, and the results of operations of PGI for the periods covered by said statements of earnings are in accordance with GAAP, and (ii) disclose all liabilities, direct and contingent, required to be shown in accordance with such principles.

            Section 5.8. Accounts and Reports. The Borrower shall keep accurate records and books of account at its principal place of business in which complete, accurate and correct entries shall be made of all dealings or transactions in relation to its businesses and affairs, as applicable, and the Collateral.

            Section 5.9. Inspection; Audit. The Borrower shall permit any authorized representative designated by the Lender, upon reasonable advance notice, to visit, inspect and audit its properties and condition, including its books and records (and to make copies thereof), and to discuss its affairs, finances and accounts with its officers, general partners, managers, members or directors, employees, auditors, legal counsel and agents at such reasonable times and as often as may be reasonably requested by the Lender, which visit, inspection and audit shall be at the expense of the Lender unless a Default or Event of Default shall have occurred and not been cured at the time of the commencement of such visit, inspection or audit, in which case such visit, inspection and audit shall be at the expense of the Borrower.

            Section 5.10. UCC Filings. Within thirty (30) days of the Closing Date, the Borrower will deliver to the Lender UCC search reports evidencing UCC filings made in each jurisdiction required in the Collateral Documents.

            Section 5.11. Registration Rights/Shelf Registration. The Borrower shall not amend the Registration Rights Agreement and shall, to the extent within its rights under the Registration Rights Agreement, cause the REIT and Prime to maintain the effectiveness of the shelf registration on SEC Form S-3 or Form S-11 of the REIT Stock until the Loan and all other amounts due to Lender have been paid in full.

            Section 5.12. Year 2000 Issues. Borrower shall periodically report to the Lender, in such form as the Lender may reasonably request, on the progress of the Borrower in implementing the Plan of Correction; the budget for, and actual financial performance with respect to, implementation of the Plan of Correction; the assessment of the Borrower of the adequacy of the Plan of Correction or the related implementation budget; the implementation of the Plan of Correction, the related financial performance, and the conformity of actual performance with related implementation budgets.

                                   ARTICLE 6.

                               NEGATIVE COVENANTS

            The Borrower hereby covenants and agrees that, from and after the date of execution of this Agreement and so long as any Loan is not indefeasibly repaid in full, the Borrower shall comply with each of the following covenants:

            Section 6.1. Indebtedness. The Borrower shall not directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness that is secured by or imposes any limitation on any Collateral (other than as set forth under the PFLP Negative Pledge, provided, that the PFLP Negative Pledge in no way shall restrict the rights and remedies of the Lender granted hereunder or under the Pledge Agreement with respect to such Collateral) other than Indebtedness of the Borrower to the Lender incurred pursuant to this Agreement or the other Loan Documents.

            Section 6.2. Liens. The Borrower shall not directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral, whether now owned or hereafter acquired, except Liens arising under the Loan Documents in favor of the Lender.

            Section 6.3. Fundamental Changes. The Borrower shall not change its capital structure, enter into any merger or consolidation, or liquidate, wind-up or dissolve.

            Section 6.4. Dispositions of Assets. The Borrower shall not assign, sell, lease or otherwise dispose of, whether by sale, merger, consolidation, liquidation, dissolution, abandonment or otherwise, any of the Collateral unless the proceeds thereof are used to repay all or a portion of the Obligations pursuant to Section 2.04(b) hereof.

            Section 6.5. Dividends and Redemptions. Upon the occurrence and continuance of a Default or an Event of Default, the Borrower shall not: (i) declare, pay or make any dividend or other distribution of assets, properties, cash, rights, obligations or Securities on account of any shares of its Securities, including, without limitation, by redemption, purchase, retirement or other acquisition, except as otherwise consented to in advance in writing by the Lender; or (ii) make any payment, prepayment or retirement of Indebtedness (including, without limitation, intercompany advances or loans made to Borrower by its partners) of the Borrower other than (a) payments pursuant to this Agreement and the other Loan Documents, (b) scheduled payments made in accordance with the terms of such Indebtedness, and (c) payments of trade debt made in the ordinary course of business. Upon the occurrence and continuance of a Default or an Event of Default, the Borrower shall not directly or indirectly, purchase, redeem or retire or otherwise acquire any shares of its Securities or any debt securities issued by it.

            Section 6.6. Certain Other Transactions. The Borrower shall not enter into any transaction that has a Material Adverse Effect on the Collateral or which prohibits the Borrower from pledging, encumbering or granting a security interest in the Collateral in favor of the Lender, whether now owned or hereafter acquired.

            Section 6.7. Transactions with Affiliates and Certain Other Persons. The Borrower shall not directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property and guarantees and assumptions of obligations of an Affiliate) with any stockholder, officer, director, employee, partner, member or Affiliate of the Borrower, other than (i) the making of, and payment of principal and interest on, intercompany transfers, advances and loans; (ii) transactions on an arms-length basis on terms no less favorable to the Borrower than if such Affiliate was not an Affiliate of the Borrower; (iii) the payment of salary and other customary compensation for a similarly situated business of its directors, officers and employees in the ordinary course of its business;
(iv) management and leasing agreements which are entered into in the ordinary course of the Borrower's business, are consistent with existing similar agreements of the Borrower and are customary in the industry; (v) transactions between the Borrower and its Subsidiaries that are entered into in the ordinary course of business and consistent with past practice and (vi) transactions consented to in advance in writing by the Lender, in its reasonable discretion.

            Section 6.8. Fiscal Year. The Borrower shall not change its Fiscal Year.

            Section 6.9. ERISA. The Borrower shall not be or become obligated to PBGC in excess of $100,000 or be or become obligated to the Internal Revenue Service with respect to excise or other penalty taxes provided for in Section 4975 of the IRC in excess of $100,000. The Borrower shall not seek any waiver from the minimum funding standard set forth under Section 302 of ERISA or
Section 412 of the IRC or engage in any material Prohibited Transaction with respect to any Plan.

            Section 6.10. Regulations T, U and X. The Borrower shall not apply, directly or indirectly, any part of the proceeds of the Loan for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin security" as defined in Regulation T or for the purpose of reducing or retiring any Indebtedness which was originally incurred for any such purpose, in each case, in violation of Regulation T, U or X.

            Section 6.11. Borrower Partnership Agreement. The Borrower shall not permit the amendment of the Borrower Partnership Agreement in any manner.

            Section 6.12. Other Financing Documents. The Borrower shall not amend the principal documents of the Other Financing without the prior written consent of the Lender.

                                   ARTICLE 7.

                               FINANCIAL COVENANT

            The Borrower covenants and agrees that, from and after the date of execution of this Agreement and so long as any amount may be borrowed hereunder or is otherwise due to the Lender under this Agreement or any Loan Document is not indefeasibly repaid in full, the Borrower shall not at any time permit the Dividends Coverage Ratio to be less than 4.15 to 1.00.

                                   ARTICLE 8.

                                EVENTS OF DEFAULT

            Section 8.1. Events of Default. Each of the following events or conditions shall constitute an Event of Default under this Agreement:

            (a the Borrower shall (i) fail to pay when due any principal (including mandatory prepayments) of any Loan or (ii) fail to pay any interest on any Loan or any other amount due and payable hereunder or with respect to any Loan when due and such default shall have continued unremedied for three (3) Business Days;

            (b any representation, warranty or statement given in this Agreement or in any other Loan Document by any party thereto (other than the Lender) or in any certificate, opinion, report, financial statement or other written statement furnished at any time pursuant to this Agreement shall prove to be or have been untrue or misleading in any material respect as of the date on which it is made or deemed to be made;

            (c (i0 the Borrower shall fail to perform, keep or observe in any respect any covenant or condition contained in Sections 2.04(a), 5.01, 5.03, 5.06, 5.07, 5.08, 5.09, 5.10 and 5.11 hereof or Articles 6 or 7 hereof, (ii) the
Borrower shall fail to perform, keep or observe in any respect any covenant or condition contained in Section 5.04 (provided such obligations and liabilities referred to in Section 5.04 are accelerated) hereof and such failure contained in this clause (ii) shall not be cured to the Lender's reasonable satisfaction within five (5) days after the occurrence of such failure or (iii) the Borrower shall fail to perform, keep or observe in any respect any covenant or condition contained in Section 5.04 (provided such obligations and liabilities referred to in Section 5.04 are not accelerated) and 5.05 hereof and such failure contained in this clause (iii) shall not be cured to the Lender's reasonable satisfaction within fifteen (15) days after the occurrence of such failure);

            (d the Borrower, any Guarantor or any other party to a Loan Document (other than the Lender) shall fail to perform, keep or observe in any respect any other term, provision, condition, covenant, waiver, warranty or representation contained in this Agreement or in any other Loan Document to which it is a party that is required to be performed, kept or observed by the Borrower, any Guarantor or any party to a Loan Document (other than the Lender) and the same, if curable, shall not be cured to the Lender's satisfaction within ten (10) days after the occurrence of such failure, unless the Borrower is diligently working to cure such failure and such failure has not resulted in a Material Adverse Effect, in which case no Event of Default shall occur with respect thereto until thirty (30) days after the occurrence of such failure;

            (e (i0 the Lender shall not have at any time first priority perfected Liens and security interests in all of the Collateral, (ii) any of the Loan Documents (including, without limitation, the Guaranty) shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any of the parties thereto (other than the Lender), or (iii) any of such parties shall deny that it has any or any further liability or obligation under any Loan Document at a time when it in fact does have such liabilities or obligations thereunder;

            (f (i) the Borrower or any Guarantor shall fail to (A) pay all or any portion of any Indebtedness in excess of $100,000 (other than the Obligations) when due (whether by stated maturity, required prepayment, acceleration, demand or otherwise) after the expiration of any applicable grace periods; or (B) perform or observe any term, covenant or condition to be performed on its part or to be observed under any agreement or instrument relating to such Indebtedness, when required to be performed or observed or (ii) Prime or the REIT shall fail to (A) pay all or any portion of any Indebtedness (1) with recourse in excess of $1,000,000 or (2) without recourse in excess of $2,500,000 when due (whether by stated maturity, required prepayment, acceleration, demand or otherwise) after the expiration of any applicable grace periods; or (b) perform or observe any term, covenant or condition to be performed on its part or to be observed under any agreement or instrument relating to such Indebtedness, when required to be performed or observed;

            (g the Borrower permits one or more judgments against it in excess of $100,000, individually, and $250,000, in the aggregate, to remain unstayed, unbonded or not discharged for a period of more than thirty (30) days, unless such judgment is being contested in good faith and the Borrower has established reserves in accordance with GAAP that are satisfactory to the Lender;

            (h any of the operations or business of the Borrower, any Guarantor, Prime or the REIT is suspended, other than in the ordinary course of its business, which has a Material Adverse Effect;

            (i the Borrower, any Guarantor, Prime or the REIT commences any case, proceeding or other action relating to it in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, compromise, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, compromise, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing, or consents to; approves of, or acquiesces in, any such case, proceeding or other action, or applies for a receiver, trustee or custodian for itself or for all or a substantial part of its properties or assets, or makes an assignment for the benefit of creditors, or fails generally to pay its debts as they mature or admits in writing its inability to pay its debts as they mature, or is adjudicated insolvent or bankrupt;

            (j there is commenced against the Borrower, any Guarantor, Prime or the REIT any case or proceeding or any other action is taken against the Borrower, Prime or the REIT in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, compromise, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, compromise, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing; or there is appointed a receiver, trustee or custodian for the Borrower, any Guarantor, Prime or the REIT or for all or a substantial part of their respective properties or assets; or there is issued a warrant of attachment, execution or similar process against any substantial part of the properties or assets of the Borrower, any Guarantor, Prime or the REIT; and any such event continues for thirty (30) days undismissed, unstayed, unbonded or undischarged;

            (k (i0 the Borrower engages in any Prohibited Transaction involving any Plan; (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA) exists with respect to any Plan; (iii) a Reportable Event occurs with respect to, or proceedings commence to have a trustee appointed, or a trustee is appointed, to administer or to terminate, any Plan, which Reportable Event or institution of proceedings is likely to result in the termination of such Plan for purposes of Title IV of ERISA and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for 10 days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten (10) days after commencement thereof, as the case may be; (iv) the Borrower or any of its Subsidiaries fully or partially withdraws from any multiemployer Plan; provided, however, that any event or condition described in any of clauses (i) through (iv) of this paragraph (k) shall not constitute an Event of Default unless such event or condition, together with all other such events or conditions (if any), is likely to subject the Borrower to any tax, penalty or other liabilities in the aggregate material in relation to the management, business, properties, assets, operations or condition (financial or other) of the Borrower or such Subsidiary; or (v) any Plan terminates for purposes of Title IV of ERISA, or PBGC institutes proceedings for the involuntary termination of any Plan, in either case, with a vested unfunded liability of $100,000 or more;

            (l there shall occur a cessation of a substantial part of the business of the Borrower, Prime or the REIT for a period which significantly affects the Borrower's, any Guarantors', Prime's or the REIT's capacity to continue its business; or the Borrower, any Guarantor, Prime or the REIT shall suffer the loss or revocation of any license or Permit now held or hereafter acquired by such Person which is necessary to the continued or lawful operation of a part of its business that would have a Material Adverse Effect; or the Borrower, any Guarantor, Prime or the REIT shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any part of its business affairs for a period which would have a Material Adverse Effect;

            (m a Material Adverse Change shall have occurred;

            (n a Change of Control shall have occurred;

            (o any of each of the borrowers, the guarantors or the pledgors, shall Default (as defined in the applicable Other Financing document) under the Other Financing and such Default (as defined in the applicable Other Financing document) shall continue unremedied for such period of time during which cure of such Default (as defined in the applicable Other Financing document) is required thereunder;

            (p any time the price at the end of a trading day of the REIT Stock trading in the New York Stock Exchange is less than $5.00 or the REIT Stock shall cease to be listed on the New York Stock Exchange or quoted on the NASDAQ-NMS;

            (q any time the Minimum Liquidity of the Guarantors and the Subsidiaries of the Guarantors, taken as a whole and calculated on a consolidated and combined basis and in accordance with Schedule 8.01(q) hereof, is less than $75,000,000 in the aggregate;

            (r any Governmental Authority issues a final order imposing against the Borrower liability in excess $1,000,000 in the aggregate arising out of any failure or alleged failure to comply with any statute, requirement, rule regulation, order or decree, of any Governmental Authority, including, without limitation, any Environmental Laws; or

            (s (i) (A) failure on the part of the REIT to comply with Section 2 of the REIT Consent or (B) the REIT enters into any of the transactions set forth in Section 2 thereof and the Lender determines that entering into such transaction could result in an impairment of the validity or enforceability of, or an impairment of the rights, remedies or benefits available to the Lender or in a material and adverse alteration of the rights, preferences and terms of the Common Units (as defined in the Prime Partnership Agreement) or (ii) (A) failure on the part of Prime to comply with Section 2 of the Prime Consent or (B) Prime enters into any of the transactions set forth in Section 2 thereof and the Lender determines that entering into such transaction could result in an impairment of the validity or enforceability of, or an impairment of the rights, remedies or benefits available to the Lender or in a material and adverse alteration of the rights, preferences and terms of the Common Units (as defined in the Prime Partnership Agreement); provided, that if the Lender waives in writing the notice requirements in each of the REIT Consent and the Prime Consent and the Lender consents to the type of transactions set forth in Section 2 of each of the REIT Consent and the Prime Consent it shall not be an Event of Default; provided, further, that it is understood that the delivery of notice by either of the REIT or Prime pursuant to the REIT Consent or the Prime Consent, as applicable, shall be deemed to be performance of the corresponding obligation to deliver notice under the other document and the party which did not deliver notice shall be bound by the same .

            Section 8.2. Remedies Upon an Event of Default. If any Event of Default shall have occurred and be continuing, the Lender may by notice to the Borrower (i) declare the commitment of the Lender to make the Loan hereunder to be terminated, whereupon the same shall forthwith terminate, and/or (ii) declare the Loan, all interest thereon, any accrued and unpaid fees and all other amounts payable hereunder or in respect of the Loan to be forthwith due and payable, whereupon they shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by each of the Borrower. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in Sections 8.01(i) or (j) above, the commitment of the Lender to make the Loan shall automatically be terminated and the Loan, all interest thereon and all accrued and unpaid fees and all other amounts payable hereunder or in respect of the Loan shall immediately become due and payable, without any requirement on the part of the Lender to give notice, or make declaration, of any kind regarding such Event of Default and without presentment, demand, protest or any other requirement on the part of the Lender, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE 9.

                                  MISCELLANEOUS

            Section 9.1. Notices. All notices, consents, demands or other communications hereunder shall be in writing and shall be conclusively deemed to have been received and shall be effective, except as explicitly otherwise noted,
(i) on the day on which delivered if delivered personally, or transmitted by telecopier (followed by a mailed written confirmation), (ii) on the next Business Day if delivered by a nationally recognized overnight courier (such as Federal Express), or (iii) five (5) Business Days after the date on which the same is mailed by certified United States mail, postage prepaid, return receipt requested, and shall be addressed:

            (a in the case of the Borrower, to:

                        Prime Financing Limited Partnership
                        c/o The Prime Group, Inc.
                        77 West Wacker Drive
                        Suite 4200
                        Chicago, Illinois  60601
                        Attention:  Michael W. Reschke
                        Telephone No.: (312) 917-4201
                        Telecopier No.: (312) 917-1511

                  With a copy to:

                        The Prime Group, Inc.
                        77 West Wacker Drive
                        Suite 4200
                        Chicago, Illinois 60601
                        Attention:  Robert J. Rudnik, Esq.
                        Telephone No.: (312) 917-4234
                        Telecopier No.: (312) 917-8442

                  With a copy to:

                        Winston & Strawn
                        35 West Wacker Drive
                        Chicago, Illinois  60601
                        Attention:  Wayne D. Boberg, Esq.
                        Telephone No.: (312) 558-5600
                        Telecopier No.: (312) 558-5700

            (b in the case of the Lender, to:

                        Prudential Securities Incorporated
                        Credit Analysis
                        One Seaport Plaza
                        New York, New York 10292
                        Attention:  Mr. Michael Pierro
                        Telephone No.: (212) 214-7336
                        Telecopier No.: (212) 214-7678

                  With copies to:

                        Prudential Securities Incorporated
                        Law Department
                        One Seaport Plaza
                        29th Floor
                        New York, New York 10292
                        Attention:  Felicia Smith, Esq.
                        Telephone No.: (212) 214-6324
                        Telecopier No.: (212) 214-6040

                  With additional copies to:

                        Skadden, Arps, Slate Meagher & Flom LLP
                        919 Third Avenue
                        New York, New York 10022
                        Attention: Robert A. Copen, Esq.
                        Telecopier No.: (212) 735-2000

or at such other address as the party giving such notice shall have been advised of in writing for such purpose by the party to which the same is directed.

            Section 9.2. Survival of this Agreement. Subject to the last sentence of Section 9.03, all covenants, agreements, representations and warranties made herein, or in the Loan Documents or in any certificate delivered pursuant hereto or thereto shall survive the execution by the Borrower and delivery to the Lender of this Agreement, the Note and the other Loan Documents and the making of the Loan hereunder, and shall continue in full force and effect so long as any part of the Loan or fees and expenses due hereunder remain outstanding and unpaid.

            Section 9.3. Indemnity. The Borrower agrees to defend, protect, indemnify and hold harmless the Lender and each of its affiliates (as defined in rule 405 under the Securities Act), controlling persons (as defined in Section 15 of the Securities Act), officers, directors, employees, agents, attorneys and consultants (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees incurred in connection with any action or proceeding between or among the Borrower and any Indemnitee or between any Indemnitee and any third party or otherwise, whether or not relating to any investigative, administrative or judicial proceeding and whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, special, consequential, punitive or treble and whether based on any federal, state or local, or foreign, laws or other statutory regulations, including, without limitation, applicable Environmental Laws, securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto or contemplated hereby, or any action or inaction by any Indemnitee under or in connection therewith, any commitment of the Lender hereunder, or the making of the Loan, or the management of the Loan, or the use or intended use of the proceeds of any Loan, advance or other financial accommodation provided hereunder, or any ERISA liabilities, or the use or intended use of the Collateral or any accident or injury occurring on any of the Borrower's properties, or the payment of any brokerage commission to anyone in connection with funding the Loan, or any misrepresentation made by the Borrower to the Lender in the Loan Documents, including, in each such case, any allegation of any such matters, whether meritorious or not (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation to any Indemnitee hereunder with respect to Indemnified Matters directly caused by or resulting primarily from the willful misconduct or gross negligence of such Indemnitee. This Section 9.03 shall survive the payment in full of all amounts due and payable under this Agreement or any of the Loan Documents and the full satisfaction of all other Obligations of the Borrower.

            Section 9.4. Costs, Expenses and Taxes. (a) The Borrower agrees to pay on demand (i) all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the preparation, execution, delivery, filing or recording of this Agreement, each of the Loan Documents, and any other documents, instruments or agreements which may be delivered in connection with this Agreement (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender, and local counsel who may be retained by said counsel, provided such local counsel expenses are incurred in connection with the transactions contemplated by this Agreement and consummated prior to, on or shortly after the Closing Date or upon the occurrence of a Default or Event of Default) with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement, (ii) all costs and expenses in connection with all third party reports, the audit, appraisal, valuation, investigation, and the creation, perfection, priority or protection of the Lender's Liens against the Collateral, including, without limitation, all costs and expenses to pay or discharge taxes, Liens, security interests or other encumbrances levied, placed or threatened against the Collateral, (iii) all out-of-pocket costs and expenses in connection with the audits, inspections and investigations conducted pursuant to Section 5.09 hereof, and (iv) all costs and expenses (including, without limitation, the reasonable fees and expenses of the Lender's counsel) of the Lender in connection with the enforcement of this Agreement and each of the Loan Documents and such other documents, instruments or agreements which may be delivered in connection with this Agreement.

            (b Any and all payments by the Borrower under this Agreement or the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on or in respect of its income (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender,
(i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 9.04), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If a Tax credit is received by the Lender for any Taxes deducted or withheld by the Borrower or paid or remitted by the Lender in accordance with this section 9.04(b) and in respect of which additional amounts have been paid by the Borrower under this section 9.04(b) then, to the extent that such Tax credit has been received and utilized by the Lender, the Lender shall forthwith pay to the Borrower an amount equal to such Tax credit, provided that such amount shall not exceed the additional amounts paid by the Borrower to the Lender under this section 9.04(b).

            (c The Borrower further agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise in connection with the execution and delivery of this Agreement, any of the Loan Documents or any of the other instruments, documents or agreements executed and/or delivered in connection herewith or therewith, or any payment made hereunder or in connection herewith (hereinafter collectively referred to as "Other Taxes").

            (d The Borrower shall indemnify the Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Borrower under this
Section 9.04) paid by the Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Lender makes written demand therefor. A certificate as to any additional amount payable to the Lender under this Section 9.04 submitted to the Borrower by the Lender shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon each of the parties hereto.

            (e Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 9.04 shall survive the payment in full of all amounts due and payable under this Agreement or any of the Loan Documents and the full satisfaction of all other Obligations of the Borrower.

            Section 9.5. Further Assurances. (a) At any time and from time to time, upon the request of the Lender, the Borrower shall execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, such further documents and instruments (including without limitation, any and all forms required by the Federal Reserve Board) and do such other acts and things as the Lender may reasonably request in order to effect fully the intent and purposes of this Agreement and the Loan Documents, and any other agreements, instruments and documents delivered pursuant hereto or in connection with the making of the Loan, in proper form for recording and otherwise in form and substance reasonably satisfactory to the Lender and its counsel.

            (b The Borrower agrees that from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Lender may reasonably request, in order to create, evidence, perfect or preserve any security interest or Lien granted or purported to be granted hereby or by any Loan Document or to enable the Lender to exercise and enforce its rights and remedies hereunder or under any Loan Document with respect to any Collateral.

            Section 9.6. Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any of the Loan Documents to which the Lender is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no amendment, waiver or consent, shall, unless in writing and signed by all holders of the Note do any of the following: (i) increase the Commitment, (ii) reduce the principal of, or premiums or interest on, the Note or the fees payable in accordance with Section 2.08 hereunder, (iii0 postpone any date fixed for any payment of principal of, or interest on, the Note or such funding fee or any other amount due hereunder or under any Loan Document to any holder of the Note, or waive any default in the payment of principal, interest or any other amount due hereunder or under any Loan Document to which such holder of the Note is a party, (iv) release any portion of the Collateral, or (v) amend this Section
9.06 or any other provision requiring the consent of all of the holders of the Note. No failure on the part of the Lender or any holder of the Note to exercise, and no delay in exercising, any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

            Section 9.7. Remedies Cumulative. This Agreement, the Loan Documents and the Obligations of the Borrower hereunder and thereunder are in addition to and not in substitution for any other obligations of the Borrower or security interests granted by the Borrower now or hereafter held by the Lender and shall not operate as a merger of any contract or debt or suspend the fulfillment of or affect the rights, remedies or powers of the Lender in respect of any such obligation or security interest held by the Lender for the fulfillment thereof. The rights and remedies provided in this Agreement and in any Loan Document are cumulative and not exclusive of any other rights or remedies provided by law.

            Section 9.8. Marshaling, Recourse to Security: Payments Set Aside. The Lender shall not be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations of the Borrower to the Lender hereunder or under the Loan Documents or otherwise. Recourse to security shall not be required at any time. To the extent that the Borrower makes a payment or payments to the Lender, or the Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and reinstated and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            Section 9.9. Setoff. In addition to any rights and remedies of the Lender now or hereafter provided by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, on the occurrence and during the continuation of any Event of Default to setoff and apply against any Obligation, whether matured or unmeasured, of the Borrower, any amount owing from the Lender to the Borrower, at or at any time after the happening of any such Event of Default, and such right of setoff may be exercised by the Lender against the Borrower or against any trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by the Lender before the making, filing or issuance, or service on the Lender of, or of notice of, any such event or proceeding.

            Section 9.10. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided, however, that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. For the purposes of this
Section 9.10, an assignment shall be deemed to include the voluntary or involuntary sale, conveyance or transfer of the Borrower's Securities (or the Securities of any corporation directly or indirectly controlling the Borrower by operation of law or otherwise) or the creation or issuance of a new stock by which an aggregate of more than ten percent (10%) of the Borrower's Securities shall be vested in a party or parties who are not now shareholders.

            Section 9.11. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the substantive law of the State of New York, without regard to its choice of law provisions.

            Section 9.12. Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. All judicial proceedings brought against the Borrower or the Lender with respect to this Agreement or any Loan Document may be brought in any state or federal court of competent jurisdiction situated in the Borough of Manhattan in the City and the State of New York and, by its execution and delivery of this Agreement, the Borrower accepts, for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement or any of the Loan Documents from which no appeal has been taken or is available. The Borrower irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its notice address specified in Section 9.01 hereof, such service to become effective five (5) Business Days after such mailing. The Borrower and the Lender hereby knowingly, intentionally and irrevocably waive (a) trial by jury in any action or proceeding with respect to this Agreement or any Loan Document, and (b) any objection (including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens) which it may now or hereafter have to the bringing of any such action or proceeding with respect to this Agreement or any Loan Document in any jurisdiction set forth above. Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law.

            Section 9.13. Inconsistencies. This Agreement and each of the Loan Documents shall be construed to the extent reasonable to be consistent, one with the other, but to the extent that the terms and conditions of this Agreement or any other Loan Document are actually inconsistent with the terms and conditions of any Loan Document, the terms and conditions of this Agreement shall govern.

            Section 9.14. Performance of Obligations. The Borrower acknowledges and agrees that the Lender may, but shall have no obligation to, make any payment or perform any act required of the Borrower under this Agreement or any Loan Document or take any other action which the Lender in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threaten to be placed on any Collateral.

            Section 9.15. Assignment; Participation. The Lender may assign (by novation or otherwise) or participate all or a proportionate part of its rights, obligations and interests in the Loan and its rights hereunder and under the Loan Documents without restriction. The Lender may, prior to or after the execution of this Agreement syndicate the Loan with one or more financial institutions, who will become parties to this Agreement, in which case the Lender will be the sole and exclusive agent for such other financial institutions upon such terms and conditions as the Lender deems appropriate. The Borrower hereby agrees to reasonably cooperate with the Lender, at the Lender's expense, to effect assignments and/or participations made with respect hereto.

            Section 9.16. Confidentiality. The Lender shall maintain the confidential nature of, and shall not use or disclose, any of the Borrower's confidential financial information, without first obtaining the Borrower's written consent, which consent shall not be unreasonably withheld or delayed. Nothing in this Section 9.16 shall require the Lender to obtain the consent of the Borrower, before exercising any of its rights under the Loan Documents upon the occurrence of a Default or Event of Default. The obligations of the Lender shall in no event apply to: (i) providing information about the Loan or any party to any Loan Document to any actual or potential assignee or participant contemplated in Section 9.15 hereof; (ii) any situation in which the Lender, in the sole and absolute discretion of the Lender, is required by law or required or requested by any governmental, regulatory or supervisory authority or official to disclose information; provided, however, that Lender will give Borrower notice thereof if permitted to do so by the requesting authority; (iii) providing information to counsel to the Lender in connection with the transactions contemplated by the Loan Documents; (iv) providing information to independent auditors retained by the Lender; (v) any information that is in or becomes part of the public domain otherwise than through a wrongful act of the Lender or any employees or agents thereof; (vi) any information that is in the possession of the Lender prior to receipt thereof from the Borrower or any other Person known to the Lender to be acting on behalf of the Borrower; (vii) any information that is independently developed by the Lender; and (viii) any information that is disclosed to the Lender by a third party that has no obligation of confidentiality with respect to the information disclosed.

            Section 9.17. Construction. The parties hereto acknowledge that each party and its counsel have reviewed this Agreement and each of the Loan Documents and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any of the Loan Documents.

            Section 9.18. Entire Agreement; Binding Effect. This Agreement, taken together with all of the Loan Documents and all certificates and other documents delivered by the Borrower to the Lender, embodies the entire agreement and, except as otherwise contemplated herein, supersedes all prior agreements, written and oral, relating to the subject matter hereof.

            Section 9.19. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            Section 9.20. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.


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

            Section 9.21. Execution of Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

            Section 9.22. Limitation of Liability. No claim may be made by the Borrower or any other Person against the Lender or its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential, punitive or treble damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Documents, or any act, omission or event occurring in connection herewith or therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any and all special, indirect, consequential, punitive or treble damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                            [signature page follows]


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

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.


                              PRIME FINANCING LIMITED PARTNERSHIP

                              By:  PRIME FINANCE, INC., its general partner

                              By:  /s/  MICHAEL W. RESCHKE
                                   -------------------------------------------
                                   Name:  MICHAEL W. RESCHKE
                                   Title: PRESIDENT


                              PRUDENTIAL SECURITIES INCORPORATED

                              By:  /s/  JEFFREY K. FRENCH
                                   -------------------------------------------
                                   Name: Jeffrey K. French
                                   Title:  Senior Vice President


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